Exhibit 99.1

NUVELO, INC. OFFERS SHAREHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

If you return this proxy card and no selection is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL

FREE 1-877-816-0836, 24 hours a

day, 7 days a week. Have this proxy

card ready, then follow the

prerecorded instructions. Your vote will

be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 12:00 a.m. Eastern Daylight Time on January 7, 2009.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 12:00 a.m. Eastern Daylight Time on January 7, 2009.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson, Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1. To approve the issuance of shares of Nuvelo, Inc., pursuant to the agreement and plan of merger and reorganization, dated as of September 24, 2008 and as amended October 28, 2008, among Nuvelo, Dawn Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nuvelo, and

ARCA biopharma, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	3. To approve an amendment to Nuvelo’s amended and restated certificate of incorporation to increase the number of authorized shares of Nuvelo’s common stock to 250 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To approve an amendment to Nuvelo’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Nuvelo’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. If necessary, to adjourn the Nuvelo, Inc., special meeting to solicit additional proxies if there are not sufficient votes for Proposals No. 1 and No. 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2009 Special Meeting and at any adjournment or postponement thereof.

Dated

Signature(s)

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenents, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

This Proxy is Solicited on Behalf of the Board of Directors

Nuvelo, Inc.

2009 Special Meeting of Stockholders

P R O X Y

The undersigned hereby appoints Dr. Ted W. Love and Lee Bendekgey as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, Inc. (“Nuvelo”) a Delaware corporation, standing in the name of the undersigned with all powers which the undersigned would have if present at the Special Meeting of Stockholders to be held on January 7, 2009, at 9:00 AM Pacific Time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as specified on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

If you have any questions, call Georgeson Inc., our proxy solicitor, toll free at 1-877-816-0836.

SEE REVERSE SIDE